UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2022

Instil Bio, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-40215	83-2072195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3963 Maple Avenue, Suite 350 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)
(972) 499-3350
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	TIL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 6, 2022 (the “Effective Date”), the board of directors (the “Board”) of Instil Bio, Inc. (the “Company”) appointed Timothy L. Moore as Chief Operating Officer of the Company. There is no arrangement or understanding between Mr. Moore and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Moore and any of the Company’s other executive officers or directors. The Company is not aware of any transaction involving Mr. Moore requiring disclosure under Item 404(a) of Regulation S-K.

Timothy L. Moore, 61, served as the President and Chief Operating Officer at PACT Pharma, Inc., or PACT, a cell therapy company, from April 2020 to August 2022, and as the President and Chief Technology Officer at PACT from October 2019 to April 2020. Prior to PACT, Mr. Moore served as Executive Vice President, Technical Operations of Kite Pharma, or Kite, a Gilead Company, from March 2016 to October 2019. Prior to Kite, he spent more than 12 years at Genentech, a Roche Company, most recently as Senior Vice President, Head of Global Technical Operations – Biologics and as a member of the Genentech Executive Committee. He holds a B.S. in Chemical Engineering from Tulsa University and an M.S. from Northwestern University.

In connection with Mr. Moore’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Moore. The Employment Agreement provides that Mr. Moore’s employment will continue until either the Company or Mr. Moore terminates his employment in accordance with the terms of the Employment Agreement. In addition, the Company and Mr. Moore have entered into an Employee Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement, which, among other things, prohibits him from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter. The Company also entered into an indemnification agreement with Mr. Moore in the form previously approved by the Board, which, with certain exceptions, provides for indemnification for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by Mr. Moore in any action or proceeding arising out of his service as an officer of the Company.

Pursuant to the Employment Agreement, Mr. Moore is entitled to receive an annual base salary of $565,000, which will be reviewed at least annually and will be subject to adjustment from time to time, as determined by the Board or an authorized committee of the Board (the “Committee”), and a signing and retention bonus in the amount of $100,000. In addition, pursuant to the Employment Agreement, Mr. Moore is eligible to receive an annual cash bonus, which is based on the achievement of certain performance goals and objectives as reasonably determined by the Committee, calculated as a percentage of his annual base salary, and which will be determined by the Committee. Mr. Moore’s initial target annual bonus is 50% of his annual base salary. Mr. Moore’s annual bonus in respect of calendar year 2022 will be pro-rated based on the portion of calendar year 2022 during which he served as Chief Operating Officer.

The Employment Agreement provides for standard benefits, such as reimbursement of business expenses and participation in the Company’s employee benefit plans and programs. In the event that Mr. Moore’s employment ends upon death or a disability, he will be entitled to accrued obligations and payment of any annual bonus previously approved by the Board or the Committee in connection with a previously completed calendar year but which has not yet been paid out (the “Earned Bonus”). In the event that Mr. Moore’s employment terminates, other than during the period commencing three months prior to or ending 12 months following a “Change in Control” as defined in the Company’s 2021 Equity Incentive Plan (the “Plan”) (the “Change in Control Period”) by the Company without “Cause” or by him for “Good Reason” (each as defined in the Employment Agreement), and subject to the delivery to the Company of a separation agreement that includes a general release of claims, Mr. Moore will receive cash severance equal to 12 months of his base salary, as well as the Earned Bonus, if applicable, and twelve months continuation of benefits. Mr. Moore will also be entitled to immediate acceleration and full vesting of any time-based equity awards as if employment continued for an additional six months after the date of termination. In the event that Mr. Moore’s employment is terminated by the Company without “Cause” or by him for “Good Reason,” in either case, during the Change in Control Period, and subject to his delivery to the Company of a separation agreement that includes a general release of claims, Mr. Moore will receive cash severance equal to 12 months of his base salary, his target bonus for the year of termination, equal to 50% of his then-current base salary, as well as the Earned Bonus, if applicable, and 12 months continuation of benefits. In such case, Mr. Moore will also be entitled to immediate acceleration and full vesting of any equity awards.

In addition, the Company granted Mr. Moore a stock option to purchase 750,000 shares of the Company’s common stock at an exercise price equal to the closing sales price for the Company’s common stock as quoted on the Nasdaq Stock Market on the Effective Date (the “Option Grant”). One-fourth of the Option Grant will vest on the first anniversary of the Effective Date, with the remainder vesting in substantially equal monthly installments over the subsequent 36 months, subject to Mr. Moore’s continuous service as of each such vesting date. The Option Grant was made pursuant to the Plan and the Company’s form of option award agreement.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2022.

Resignation of Chief Technical Officer

Pursuant to the resignation of Vijay Chiruvolu, Ph.D., Chief Technical Officer of the Company, on September 2, 2022, Dr. Chiruvolu’s employment was terminated.

Item 8.01 Other Events.

On September 6, 2022, the Company issued a press release announcing the appointment of Mr. Moore to serve as Chief Operating Officer. A copy of this press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated September 6, 2022.
104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instil Bio, Inc.

Date:	September 6, 2022	By:	/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)